Click to edit Master title style Fourth Quarter and Full Year 2018 Overview March 7, 2019

Disclaimers: Safe Harbor Some of the statements and information contained in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding Trecora Resources' financial position, business strategy and plans and objectives of Trecora's management for future operations and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are often characterized by the use of words such as "outlook," "may," "will," "should," "could," "expects," "plans," "anticipates," "contemplates," "proposes," "believes," "estimates," "predicts," "projects," "potential," "continue," "intend," or the negative of such terms and other comparable terminology, or by discussions of strategy, plans or intentions, including, but not limited to: the information set forth under the section titled "Outlook"; expectations regarding Trecora's future strategic focuses; and expectations regarding the monetization of Trecora's investment in AMAK. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such statements. Such risks, uncertainties and factors include, but are not limited to: general economic conditions domestically and internationally; insufficient cash flows from operating activities; difficulties in obtaining financing on favorable conditions, or at all; outstanding debt and other financial and legal obligations; lawsuits; competition; industry cycles; feedstock, product and mineral prices; feedstock availability; technological developments; regulatory changes; environmental matters; foreign government instability; foreign legal and political concepts; foreign currency fluctuations; and other risks detailed in Trecora's latest Annual Report on Form 10-K, including but not limited to "Part I, Item 1A. Risk Factors" and "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" therein, and in its other filings with the Securities and Exchange Commission (the "SEC"). There may be other factors of which Trecora is currently unaware or deems immaterial that may cause its actual results to differ materially from the forward-looking statements. In addition, to the extent any inconsistency or conflict exists between the information included in this presentation and the information included in Trecora's prior presentations, press releases, reports and other filings with the SEC, the information contained in this presentation updates and supersedes such information. Forward-looking statements are based on current plans, estimates, assumptions and projections, and, therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Trecora undertakes no obligation to update them in light of new information or future events. 2

Disclaimers: Non-GAAP Measures Use of Non-GAAP Measures This presentation includes the use of both U.S. generally accepted accounting principles ("GAAP") and non-GAAP financial measures. Trecora believes certain financial measures, such as EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss) and Adjusted Diluted Earnings Per Share, which are non-GAAP measures, provide users of Trecora's financial statements with supplemental information that may be useful in evaluating its operating performance. Trecora believes that such non-GAAP measures, when read in conjunction with its operating results presented under GAAP, can be used to better assess Trecora's performance from period to period and relative to performance of other companies in its industry, without regard to financing methods, historical cost basis or capital structure. These measures are not measures of financial performance or liquidity under GAAP and should be considered in addition to, not as a substitute for, analysis of Trecora's results under GAAP. Tables included in this presentation reconcile each of these Non-GAAP measures to their most directly comparable GAAP measure. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin: Trecora defines EBITDA as net income (loss) plus interest expense (benefit) including derivative gains and losses, income taxes, depreciation and amortization. Trecora defines Adjusted EBITDA as EBITDA plus share-based compensation, plus restructuring and severance expenses, plus losses on extinguished debt, plus or minus equity in AMAK's earnings and losses or gains from equity issuances, and plus or minus restructuring gains or losses on acquisitions. Trecora defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of consolidated revenue. Adjusted Net Income (Loss): Trecora defines Adjusted Net Income (Loss) as net income (loss) plus or minus tax effected equity in AMAK's earnings and losses, minus tax effected restructuring and severance expenses, and adjustments for tax law changes in 2017. Adjusted Diluted Earnings Per Share: Trecora defines Adjusted Diluted Earnings Per Share (or Adjusted EPS) as Diluted Earnings Per Share (or Diluted EPS) excluding the impact of a number of non-recurring items that Trecora does not consider indicative of its on-going performance. 3

Trecora Overview  Financial Highlights • Net loss for Q4 2018 was $5.3 million and a loss of $2.3 million for the year • Specialty Petrochemicals • Prime products sales volume of 69 million gallons, up 9.9% sequentially and 8.5% y-o-y • Financial results impacted by significant losses on byproduct sales and exit of custom processing relationship • Specialty Waxes • Wax sales volumes of 37 million pounds, up 5.3% as compared to 2017 • Secured sufficient wax feed supply • $5.3 mm cash from AMAK’s partial repurchase of outstanding shares  Operational Highlights • Injury free since fourth quarter 2018 • December reorganization providing estimated $2.5 million ongoing cost savings • Advanced Reformer reliably operating since January restart  Leadership Changes • Dick Townsend named Chief Manufacturing Officer 2Q18 • Pat Quarles named President and CEO 4Q18, joined Board in 3Q18 • Karen Twitchell named Board Chair 1Q19 (Director since 2015) • Joe Tanner to join as SVP, Commercial 1Q19 4

Financial Summary - 2018 4Q18 3Q18 2Q18 1Q18 4Q17 2018 2017 Diluted EPS ($ 0.22) ($ 0.06) $ 0.09 $ 0.09 $ 0.56 ($ 0.10) $ 0.72 Adjusted EPS 1 ($ 0.13) ($ 0.03) $ 0.08 $ 0.08 $ 0.12 $ 0.00 $ 0.44 Net Income (Loss) ($ 5.3) ($ 1.6) $ 2.2 $ 2.4 $ 14.0 ($ 2.3) $ 18.0 Adjusted EBITDA 1 $ 2.0 $ 4.9 $ 6.2 $ 7.2 $ 8.5 $ 20.3 $ 31.7 Adj EBITDA Margin 1 2.6% 6.7% 9.1% 10.0% 12.8% 7.1% 12.9% Cap Ex $ 6.2 $ 3.7 $ 4.4 $ 11.0 $ 12.3 $ 25.3 $ 51.6 Debt 2 $ 103.3 $ 106.4 $ 105.4 $ 107.5 $ 99.6 $ 103.3 $ 99.6 (1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its more directly comparable GAAP measure. (2) Includes debt issuance costs  Adjusted EBITDA was $2.0 million for 4Q18 compared to $4.9 million in the third quarter 2018  Capex of $6.2 million for the fourth quarter of 2018  Debt at December 31, 2018 of $103.3 million including revolver balance of $18.0 million, with availability of $19.7 million 5

Specialty Petrochemicals Update Petrochemical Sales Volumes 4Q18 3Q18 2Q18 1Q18 4Q17 (million gallons) All Products 25.1 21.6 19.7 23.3 22.8 Prime Products 18.7 17.0 16.1 17.7 17.1 Byproducts 6.4 4.6 3.6 5.6 5.7 Deferred Sales 2.9 2.3 2.0 2.2 2.3  Overview • Prime products sales volumes increased 9.9% sequentially and 8.5% y-o-y • Byproduct volumes sold at negative margins due to the Advanced Reformer catalyst replacement outage • Restarted Advanced Reformer in January 2019, operating reliably since • Increase in average selling price of 10.9% • Higher operating costs in 4Q18 mostly related to the catalyst replacement for the Advanced Reformer and termination of a custom processing relationship • Estimated annual cost savings of $2.5 mm going forward stemming from December reorganization • Initiatives to reduce freight/logistics costs 6

Specialty Waxes Update  Quarterly: Revenue was $8.6 million, a 7.7% increase from the fourth quarter of 2017; 4Q18 EBITDA of ($0.1) million compared to ($1.2) million in 4Q17  Full Year: Revenue was $38.3 million, up 10.0% from $34.8 million in 2017; fiscal year EBITDA of $1.8 million compared to ($0.3) million for 2017  Wax • 2018 sales volume up 5.3% year-over-year • Pricing up by 9% y-o-y due to improved sales mix • Secured sufficient wax feed supply  Custom Processing • Growth in custom processing revenue in 2018 was hampered by operational and reliability issues especially related to the hydrogenation/distillation unit and improvements are being implemented  Site turnaround in Q1 2019 – estimated cost $0.5 - $0.6 million 7

Specialty Wax Volume and Revenue (in thousands) $9,000 12,000 $8,000 10,000 $7,000 $6,000 8,000 $5,000 6,000 Volume Revenue $4,000 $3,000 4,000 $2,000 2,000 $1,000 $- - 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Wax Revenues($) Wax Volume (Lbs) 8

Specialty Petrochemical & Wax Custom Processing Revenue (in thousands) $6,000 $5,000 $4,000 $3,000 $2,000 $1,000 $- 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 Specialty Petrochemicals Waxes 9

Focus for the Future Summary • Prioritizing safe and reliable operations while providing quality products to our customers • Injury free since October 2018 • Transparency, accountability and execution paramount to future success • Implementing measures to make meaningful improvements • December reorganization providing estimated $2.5 million ongoing cost savings • Advanced Reformer operating reliably since January 2019 • Hired Senior Vice President of Commercial Outlook • Advanced Reformer is performing according to design • U.S. Gulf Coast chemical investments continue; U.S. economy is strong • Demand into oil sands market remains volatile • In discussions with a leading investment bank for AMAK monetization 10

Q&A Thank You Please visit our website: www.trecora.com 11

Appendix

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three months ended					Twelve months ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME	$ (5,290)	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ (2,332)	$ 18,009
Restructuring & Severance Expenses	(2,347)	-	-	-	-	(2,347)	-
Equity in earnings (losses) of AMAK/Gain on equity issuance	(229)	(1,130)	228	230	900	(901)	(4,261)
Taxes at statutory rate	541	237	(48)	(48)	(189)	682	895
Tax effected adjustments	(2,035)	(893)	180	182	711	(2,566)	(3,366)
Tax rate change benefit					$10,307		$10,307
Diluted weighted average number of shares	24,545	25,175	25,014	25,231	25,202	24,438	25,129
Estimated effect on diluted EPS	($0.08)	($0.04)	$0.01	$0.01	$0.44	($0.10)	$0.28
Diluted EPS	($0.22)	($0.06)	$0.09	$0.09	$0.55	($0.10)	$0.72
Adjusted EPS	($0.13)	($0.03)	$0.08	$0.08	$0.12	$0.01	$0.44

	Three months ended					Twelve months ended	
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	12/31/2018	12/31/2017
NET INCOME (LOSS)	$ (5,290)	$ (1,609)	$ 2,215	$ 2,352	$ 13,972	$ (2,332)	$ 18,009
Interest	1,483	924	815	878	822	4,100	2,931
Taxes	(1,520)	(473)	596	590	(9,129)	(807)	(7,159)
Depreciation and amortization	148	205	191	196	217	740	872
Depreciation and amortization in cost of sales	4,138	3,813	2,837	2,829	2,778	13,618	10,089
EBITDA	(1,041)	2,860	6,654	6,845	8,660	15,319	24,742
Share based compensation	420	630	(220)	592	702	1,422	2,707
Restructuring & Severance Expenses	2,347	-	-	-	-	2,347	-
Loss on extinguishment of debt	-	315	-	-	-	315	-
Gain from additional equity issuance by AMAK	-	-	-	-	-	-	-
Equity in losses of AMAK	229	1,130	(228)	(230)	(900)	901	4,261
Adjusted EBITDA	$ 1,955	$ 4,935	$ 6,206	$ 7,208	$ 8,462	$ 20,304	$ 31,710
Revenue	74,669	73,416	68,106	71,741	65,978	287,932	245,143
Adjusted EBITDA Margin	2.6%	6.7%	9.1%	10.0%	12.8%	7.1%	12.9%

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